Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-182877and 333-188576) and the Registration Statements on Form S-8 (Nos. 333-144407, 333-168903 and 333-180409) of Biodel, Inc. of our report dated December 20, 2013, relating to the financial statements, which appears in this Form 10-K for the year ended September 30, 2013.

/s/BDO USA, LLP

New York, New York

December 20, 2013